UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2025

CIMG Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

6107, 6th Floor, Building C4, No.1 Huangchang West Road,

Dougezhuang, Chaoyang District, Beijing

(Address of principal executive offices)

+ 86 18518579917

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	IMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on December 17, 2024, on December 12, 2024, CIMG Inc., a Nevada corporation (the “Company”), entered into a convertible note and warrant purchase agreement (the “Purchase Agreement”) with certain non U.S. investors (the “Investors”), providing for the private placement of convertible promissory notes in the aggregate principal amount of $10,000,000 (the “Notes”) and warrants (the “Warrants”) to purchase up to an aggregate of 25,641,023 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) in reliance on the registration exemptions of Regulation S. The Notes bear interest at an annual rate of 7% and have a maturity date of one year from the issuance date. The Notes shall not be converted, and the Warrants may not be exercised until the Company obtains shareholder approval for the issuance of shares underlying the Notes and the Warrants. Upon obtaining such approval, the holder may convert the Notes into a number of shares of Common Stock equal to (i) the outstanding principal amount of the Notes, plus any accrued but unpaid interest, divided by (ii) $0.52, the conversion price. The exercise price of the Warrants is $0.39 per share of Common Stock.

On December 12, 2024, in connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”). The Company shall prepare and, as soon as practicable, but in no event later than 30 days subsequent to the filing of the Form 10-K for its audited financial statements for the fiscal year ended September 30, 2024, or five business days after the approval by the Company’s stockholders of the transactions contemplated in the Purchase Agreement, whichever is later, file with the SEC an initial Registration Statement on Form S-1 covering the resale of all of the registrable securities, which includes all conversion shares from the conversion of the Notes and warrant shares from the exercise of the Warrants.

The closings of the sale of the Notes and Warrants occurred on January 16, 2025 and January 17, 2025 (the “Closings”). Pursuant to the Purchase Agreement, the Company issued six Notes with an aggregate principal amount of $10,000,000 to six non-U.S. investors, following receipt of the respective purchase amounts. In conjunction with the issuance of the Notes, the Company also issued Warrants to purchase an aggregate of 19,230,767 shares of common stock to these investors. Upon the completion of the foregoing, the sale of all Notes and Warrants, in the aggregate principal amount of $10,000,000, pursuant to the Purchase Agreement, has been duly consummated and closed.

The foregoing description of the Purchase Agreement, the Notes, the Warrants, and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Purchase Agreement, the forms of which were attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to the Current Report on Form 8-K filed by the Company with the SEC on December 17, 2024, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIMG Inc.

Dated: January 23, 2025	By:	/s/ Jianshuang Wang
	Name:	Jianshuang Wang
	Title:	Chief Executive Officer